PROMISSORY BRIDGE NOTE PURCHASE AGREEMENT


       THIS PROMISSORY BRIDGE NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into by and among Green Mountain Capital, Inc., a Delaware corporation (the "Company", and sometimes, the "Issuer") and each of the investors identified on Schedule I attached hereto (collectively, the "Purchasers").

       WHEREAS,  the  Company  desires  to enter  into this  Agreement  with the
Purchasers to sell and issue up to One Million Five Hundred Thousand ($1,500,000) Dollars principal amount of its 10% promissory bridge notes (the "Notes") in substantially the form attached hereto as EXHIBIT A; and

       WHEREAS, the Purchasers desire to enter into this Agreement to acquire the Notes in the respective amounts set forth on SCHEDULE I attached hereto on the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and the Notes, the parties to this Agreement mutually agree as follows:


       1.         AUTHORIZATION AND SALE.

1.1 AUTHORIZATION. The Company has authorized the issuance and sale of the Notes to the Purchasers. The Purchasers acknowledge and agree that the maturity date of any Note issued under this Agreement shall be on January 15, 2006.

         1.2 SALE. Subject to the terms and conditions hereof, each Purchaser agrees separately (and not jointly) to purchase from the Company, and the Company agrees to sell and issue to each Purchaser, a Note in the principal amount and with the maturity date as set forth next to each Purchaser's name on
Schedule 1 hereto at the respective purchase price set forth opposite such Purchaser's name on Schedule 1. Each Purchaser shall pay such purchase price by check payable to The Escrow Corporation, as Escrow Agent, , Attention: H. Melville Hicks, Jr., Esq. or by wire transfer of immediately available finds to the account of H. Melville Hicks, Jr. Atty:

                           Name of Account:
                           Bank: The Bank of America
                           Account No. 009507113005
                           ABA No. 026009593




                  1.3 RIGHT TO EXCHANGE NOTES. The Company is presently in the process of entering into a business combination with a telecommunications company ("Teleco"). This endeavor is to be implemented by working capital advances ("Working Capital Advances") to the Company to be provided by Cayman Lender, Ltd. ("Cayman Lender"), a Cayman Island corporation formed for that purpose.

                  To evidence the terms and conditions of the Working Capital Advances, the Company and Cayman Lender will enter in an agreement (the "Cayman Lender to Issuer Loan Agreement"), and, pursuant to the Cayman Lender to Issuer Loan Agreement, Cayman Lender will act as a conduit to provide Working Capital Advances to the Company, and the Company will repay those advances with shares of its Common Stock.

                  On or before December 15, 2005, by giving written Notice to the Company, a Purchaser shall have the right, but not the obligation, to participate in the financing of the Working Capital Advances to be provided by Cayman Lender by exchanging his Note for the right to participate in such Working Capital Advances for a like dollar amount (the "Conversion").

                  If a Purchaser so elects, his Note shall be deemed cancelled, and, instead of being repaid in cash, he shall be repaid in shares of Common Stock of the Company pursuant to a equity-for-debt formula to be established (the "Conversion Shares").

                  The procedures for converting a Purchaser's right to receive cash in repayment of the debt evidenced by his Note to the right to receive the "Conversion Shares in repayment of such debt will be governed by the Cayman Lender to Issuer Loan Agreement and a three-party agreement (the "Bridge Lenders Collection and Disbursing Agreement") to be entered into by and between the Company, Cayman Lender, and AGP & Company, LLC. ("AGP"), a New York a limited partnership which shall be the sole shareholder of Cayman Lender, and, upon his election, the right and duties of the Parties to this (Promissory Bridge Note Purchase) Agreement shall instead be governed by the Cayman Lender to Issuer Loan Agreement and the Bridge Lenders Collection and Disbursing Agreement.

                  If a purchaser does not so elect, his rights shall continued to be governed by this (Promissory Bridge Note Purchase) Agreement.

                  When issued, the Conversion Shares shall be duly authorized, validly issued, fully paid, and non-assessable.

                  1.4 STOCK ISSUED UPON PURCHASE. In addition, upon the purchase of a Note, for each two dollars of his Note, the Purchaser shall be issued 1 share of the Company's Common Stock; (the "Incentive Shares"); PROVIDED HOWEVER, that no Note will be issued for a dollar amount which cannot be evenly divided by four or which contains a fraction of a dollar.

                  When issued, the Incentive Shares shall be duly authorized, validly issued, fully paid, and non-assessable.

                  1.5 NO REGISTRATION. Neither the Conversion Shares nor the Incentive Shares will be registered with the United States Securities and Exchange Commission or with any state securities commission, and the Company is not granting or agreeing to grant any registration or prospectus qualification rights, including piggyback rights, to any holder thereof.

                  When issued, the Notes and the Certificate(s) evidencing the Conversion Shares and Incentive Shares may bear part or all of the following legend:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT OR TO AN AFFILIATE.

               Should a Purchaser not elect to participate in the Conversion, he will not forfeit his Incentive Shares.

       2.         CLOSING; DELIVERY.

               2.1 CLOSING. The closing of the purchase and sale of the Notes under this Agreement shall take place at the offices of H. Melville Hicks, Jr. Atty, 551 Fifth Avenue, New York, New York 10176 on or before October 30, 2005 and after the proper officer(s) of the Company accept this Agreement on behalf of one or more Purchasers (the "Closing").

               2.2 SUBSEQUENT CLOSINGS. Following the Closing, the Company may issue and sell additional Notes under this Agreement, on the terms set forth in this Agreement, provided that the aggregate principal amount of all Notes issued by the Company at the Closing and each subsequent closing (a "Subsequent Closing" and, together with the Closing, the "Closing") shall not exceed Two Million ($2,000,000) Dollars. SCHEDULE 1 to this Agreement shall be amended and restated at each Subsequent Closing to reflect the Notes issued to each Purchaser under this Agreement. Any Notes issued by the Company at a Subsequent Closing shall be considered "Notes" for all purposes of this Agreement, and each additional Purchaser shall be a "Purchaser" for all purposes of this Agreement. Notwithstanding the foregoing, the Company shall not issue any Notes if an Event of Default shall have occurred and be continuing under any Note.

               For purposes of the immediately preceding sentence, an "Event of Default" shall have the meaning given to such term in each respective Note.

               2.3 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers the Notes (as set forth on
Schedule 1 hereto), each duly executed by the Company and dated the date of the Closing, and such other certificates, consents, waivers and agreements as are reasonably requested by any Purchaser (together with this Agreement, collectively the "Transaction Documents"), against payment of the purchase price therefore payable as of the date of such Closing by check or wire transfer.

               2.4 CONDITIONS TO CLOSING. Each Purchaser's obligation to purchase, and the Company's obligation to sell, the Notes at the Closing is subject to the Purchasers having received a certificate, dated as of the Closing Date, of the President of the Company certifying that the board of directors of the Company has authorized the transactions contemplated by this Agreement.

       3.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY


       The Company represents and warrants to the Purchasers as follows:

              3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized and validly existing under the laws of Nevada. The Company has all requisite corporate power and authority necessary to conduct its business as it is now being conducted and as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the failure to qualify would have a material adverse effect upon its operations or financial condition.

         3.2 CAPITAL STOCK. The authorized capital stock of the Company consists of:

         (a) 10,000,000,000 shares of Common Stock, Par Value $.000l per share ("Common Stock");

         (b) 17,000,000 shares of Preferred Stock, Par Value $.000l per share ("Preferred Stock")

         (c) 5,000,000 shares of Preferred Stock Series B, par value $.000l per share ("Preferred Stock Series B"); and

         (d) 3,000,000 shares of Preferred Stock Series C, par value $.000l per share ("Preferred Stock Series C").

         As of the close of business on September 16, 2005,

                  (a) 899,088,279 shares of Common Stock were issued and outstanding;

                  (b) 2,500,000 shares of Preferred Stock Series A were issued and outstanding;

                  (c) 3,000,000 shares of Preferred Stock Series C were issued and outstanding.

                  Other than the (i) Conversion Shares and the Incentive Shares proposed to be issued by this Agreement, and (ii) the Stock and Warrant being issued to Mercer Capital, Ltd., in connection with the offering of the Notes, there are no outstanding options, warrants or other securities convertible into shares of Common Stock of the Company. The addendum attached to this Promissory Bridge Note Purchase Agreement illustrates the Pro Forma Capitalization after the closing of the Teleco acquisition and financing.

         All of the Company's outstanding securities have been duly and validly authorized and issued and are fully paid and non-assessable.

         On March 8, 2005, the Securities and Exchange Commission approved the Company's 14C filing that among other issues, authorizes a 1000 for 1 common stock reverse stock split as of September 16, 2005 the reverse stock split had not been implemented..

               3.3 AUTHORIZATION. The Company has the full corporate power and authority to enter into this Agreement and each of the Transaction Documents and to perform all of its obligations contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action, and this Agreement and each of the Transaction Documents constitutes (or will constitute, upon execution thereof) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies. No further authorization on the part of the Company, its board of directors or its stockholders is necessary to consummate the transactions contemplated by this Agreement or any of the Transaction Documents. Except for any filings required by federal or state securities laws that have been or will be made by the Company, no consent, approval, authorization or order of, or declaration by, filing or registration with, any court or governmental or regulatory agency or board is or will be required in connection with the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby.

              3.4 SEC REPORTS; FINANCIAL STATEMENTS. The Company has furnished to the Purchasers the Company's annual report on Form l0-KSB for the year ended January 31, 2005 (hereinafter, the "Form l0-KSB" or the "SEC Reports"), which contains, among other things, the Company's 2005 audited consolidated financial statements (the "Financial Statements").

                  The Financial Statements consist of the Statements of Operations, Stockholders' Equity and Cash Flows of the Company for each of the two years in the period ended January 31, 2005, the Consolidated Balance Sheet of the Company as of January 31, 2005.

                  The Company has additionally furnished to purchasers the Company's 14C filing on March 8, 2005, 10-QSB for the ended July 31, 2005 and an 8-K filed on August 15, 2005 describing a change of control of the Company.

                  As of its filing date, each document filed by the Company with the SEC complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  The Financial Statements (a) are in accordance with the books and records of the Company, (b) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes), and (c) fairly present the financial position of the Company as of the respective dates thereof, and the results of operations and cash flows for each of the periods presented.

              3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than (a) liabilities or obligations reserved against or otherwise disclosed in the Balance Sheet, or (b) other liabilities or obligations (including accounts payable, accrued expenses, wages and salaries) that were incurred after the date of the Balance Sheet in the ordinary course of business consistent with past practice.

              3.6. ABSENCE OF MATERIAL CHANGES. Except as disclosed in the SEC Reports, since the date of the Balance Sheet, the Company and its subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has not been

                  (a) any material adverse change in the condition (financial or otherwise), results of operations, business, assets, or liabilities of the Company or any subsidiary, individually or taken together as a whole, or any event or condition which would have such a material adverse change;

                  (b) any waiver or cancellation of any right of the Company or any subsidiary to the extent such waiver or cancellation has had or would have a material adverse effect on the condition (financial or otherwise) results of operations, business or assets of the Company or any subsidiary, or the cancellation of any material debt or claim held by the Company or any subsidiary;
                  (c) any encumbrances upon the assets of the Company or any subsidiary, other than a Permitted Lien (as defined in Section 6 hereof);

                  (d) any sale, assignment or transfer of any tangible or intangible assets of the Company or any subsidiary, except in the ordinary course of business;

                  (e) any loan by the Company or any subsidiary to any officer, director, employee, consultant or shareholder of the Company or any subsidiary (other than advances to such persons in the ordinary course of business in connection with bona fide business expenses and other than an obligation the Company may incur to repurchase 2,500,000 issued and outstanding shares of the Series A preferred stock and 3,000,000 issued and outstanding shares of Series C preferred stock from Appleby Partners & Company LLC, the present owner of those shares;

                  (f) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property, financial condition or results of operations of the Company or any subsidiary, individually and taken as a whole;

                  (g) any change in the accounting methods, practices or policies of the Company or any subsidiary;

                  (h) any indebtedness incurred for borrowed money by the Company or any subsidiary, other than under this Agreement (other than funds borrowed to enter into the business combination with Teleco) and advances of monies up to $2,000,000 by AGP & Company, LLC;

                  (i) any default that has not been waived or material adverse amendment or premature termination of any material contract of the Company or any subsidiary; or

              3.7 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company and each of its subsidiaries has good and marketable title to its properties and assets, including the properties and assets reflected in the Balance Sheet, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than Permitted Liens.

                  All facilities, equipment, fixtures, and other properties owned, leased or used by the Company and its subsidiaries are in reasonable operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company and each of its subsidiaries are in substantial compliance with all material terms of each lease to which they are parties or otherwise bound.

              3.8 TAX MATTERS. The Company and its subsidiaries have filed all tax returns that they are required to file pursuant to any applicable law, and all such returns are complete and correct in all material respects. The Company and its subsidiaries have paid all taxes due and owing by them and have withheld and paid over all taxes which they are obligated to withhold from amounts paid or owing to any employee, partner, creditor or other third party. Neither the Company nor any subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The federal income tax returns of the Company and its subsidiaries have never been audited, no federal, state or local tax audits are pending or being conducted with respect to the Company or any of its subsidiaries, no information related to tax matters has been requested by any federal, state or local taxing authority, and no notice indicating an intent to open an audit or other review has been received by the Company or any of its subsidiaries from any federal, state or local taxing authority.

              3.9 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS. To the Company's knowledge, the Company and its subsidiaries have complied in all material respects with, and are not in material violation of, any and all statutes, laws, regulations, decrees and orders of the United States and of all states, municipalities and agencies applicable to the Company, its subsidiaries or the conduct of their respective businesses. Upon consummation of this Agreement, neither the Company nor any of its subsidiaries will be in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, promissory note, indenture, loan agreement or other material contract to which it is a party or by which its properties are bound. Neither the issuance of the Notes, or the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein, will

                  (a) conflict with, constitute a breach of, constitute a default under, or an event which, with notice or lapse of time or both, would be a breach of or default under, the respective certificates of incorporation or bylaws of the Company or any of its subsidiaries;

                  (b) conflict with or constitute a breach of, constitute a default under, or an event which, with notice or lapse of time or both would be a breach of or default under, any agreement, indenture, mortgage, deed of trust or other instrument or undertaking to which the Company or any of its subsidiaries is a party or by which any of its properties are bound which would have a material adverse effect on the Company's business;

                  (c) constitute a violation of any law, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries;

                  (d) result in the creation or imposition of any lien or material charge or encumbrance upon any property of the Company or any of its subsidiaries; or

                  (e) permit any party to terminate any agreement to which the Company or any of its subsidiaries is a party or beneficiary thereto which would have a material adverse effect on the Company's business.

              3.10 LITIGATION. Except as disclosed in the SEC Reports, there is no litigation or governmental proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in any judgment or liability which would materially and adversely affect any of the property and assets of the Company or any of its subsidiaries, or the right of the Company or any of its subsidiaries to conduct its or their businesses as now conducted or as proposed to be conducted.

              3.11 INTELLECTUAL PROPERTY. Except as disclosed in the SEC Reports, the Company and its subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other intellectual property and proprietary rights and processes (collectively, "Intellectual Property") used in their business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity.


       4.         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


       Each Purchaser hereby severally represents and warrants to the Company as follows:

              4.1 PURCHASE FOR OWN ACCOUNT. Such Purchaser is acquiring the Notes and the securities into which they may be converted for its own account, for investment and not with a view to or in connection with any distribution or resale thereof. Such Purchaser does not have any contract, understanding, agreement or arrangement with any person to sell or transfer the Notes or the securities into which they may be converted.

              4.2 RESTRICTIONS ON TRANSFER. Such Purchaser understands that (a) neither the Notes nor the Conversion Shares nor the Incentive Shares (nor any securities issuable upon conversion thereof) have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any jurisdiction and (b) the economic risk of an investment in the Notes and the Conversion Shares or the Incentive Shares must be borne for an indefinite period of time because neither the Notes nor the Conversion Shares nor the Incentive Shares (nor any securities into which they may be converted) may be sold or otherwise transferred unless subsequently registered under the Securities Act or an exemption from registration under the Securities Act is or becomes available.

              4.3 KNOWLEDGE OF THE PURCHASER. Such Purchaser (a) is knowledgeable with respect to the financial, tax and business aspects of ownership of the Notes and the Conversion Shares and the Incentive Shares (and any securities into which they may be converted) and of the business of the Company and (b) can bear the economic risk of an investment in the Notes the Conversion Shares and the Incentive Shares (and any securities into which they may be converted) including the complete loss thereof. By virtue of his or its own knowledge and experience in financial and business matters, such Purchaser is capable of evaluating the merits and risks of making this investment. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

              4.4 DISCLOSURE OF INFORMATION. Such Purchaser represents that it has reviewed the Term Sheet and the SEC Reports and the representations concerning the Company contained in this Agreement, has made inquiry concerning the Company, its business and its personnel, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes the Conversion Shares and the Incentive Shares (and any securities into which they may be converted) and the business, properties, prospects and financial condition of the Company; the officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser.

                  The Purchaser acknowledges that the Company will be changing its corporate name to Global General Technologies, Inc. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Purchaser to rely thereon.

              4.5 POWER AND AUTHORITY. Such Purchaser has the requisite power and authority to enter into this Agreement, to purchase the Notes and to carry out and perform his or its obligations under the terms of this Agreement. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which such Purchaser is a party do not contravene the terms of such Purchaser's organizational documents and do not violate, conflict with or result in any breach or contravention of any contract or agreement of such Purchaser or constitute a violation of any law, regulation, judgment, order or decree applicable to such Purchaser.

              4.6 NO MINIMUM NOTE PURCHASES REQUIRED TO CLOSE. The Notes being offered by us are offered on a "best efforts" basis and no commitment exists by anyone to purchase all or any of those Notes. No minimum level of sales is required for the proceeds from the sale of the Notes to be made available to us. No assurance can be given that all or substantially all of the Notes will be sold. To the extent that less than substantially all of the Notes are sold, the Company may be prevented from filly implementing its immediate business plans absent additional financing. Purchaser represents that he is aware that no minimum amount of proceeds need be raised by the Company as a prerequisite to close on the sale of a Note and to utilize the proceeds from such sale, it being understood that upon acceptance of this subscription by the Company, the proceeds from the sale of the Note will, subject to the closing obligations of the Company set forth herein, be immediately available to the Company.

              4.7 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by such Purchaser and, upon due execution and delivery by the Company, will be a valid and binding agreement of such Purchaser, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies.


       5. CONDITIONS OF PURCHASERS' OBLIGATIONS AT CLOSING

         The obligations of each Purchaser to this Agreement to close are subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the Investor:

              5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in SECTION 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

              5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

              5.3 COMPLIANCE CERTIFICATE. The Chief Executive Officer of the Company shall deliver to the Investors, at the investors written request, a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled within two weeks of the closing.

              5.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be duly obtained and effective as of the Closing.

       6.         COVENANTS

         Until the date that any amounts due under the Notes are no longer outstanding:

                  (a) The Company and each of its subsidiaries will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under GAAP consistently applied.

                  (b) The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, take any of the following actions without first obtaining the approval of Purchasers holding at least a majority of the aggregate principal balance of all Notes then outstanding:

                                    (i)   create,    incur,    or   assume   any
                           indebtedness for money borrowed in excess of five million ($5,000,000) Dollars in the aggregate by the Company or any of its subsidiaries other than indebtedness pursuant to this Agreement;

                                    (ii) mortgage,  encumber,  create,  or incur
                           liens on the assets of the Company or any of its subsidiaries, other than

                                    (A) under this Agreement,

                                    (B) liens incurred in the ordinary course of
                           business,

                                    (C)    liens   in    favor   of    carriers,
                           warehousemen, mechanics, landlords and materialmen and other similar persons that are incurred in the ordinary course of business for sums not yet due and payable,

                                    (D) liens for current taxes  incurred in the
                           ordinary course of business that are not delinquent or remain payable without any penalty or are being contested in good faith by appropriate proceedings;

                                    (E)  statutory  liens of banks and statutory
                           rights of set-off;

                                    (F) as to any leased  assets or  properties,
                           rights of the lessors thereof, including liens evidenced by the filing, for notice purposes only, of financing statements in respect of true leases;

                                    (G) liens incurred in the ordinary course of
                           business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business; and

                                    (H)  liens  and  encumbrances  that  do  not
                           materially detract from the value of the property subject thereto or materially impair the operations of the Company and its subsidiaries (collectively, "Permitted Liens");

                   (iii) pay, or set aside any sums for the payment of, any distributions or dividends on the equity securities of the Company, or repurchase or otherwise acquire any of the Company's outstanding equity securities, other than in connection with the termination of an employee's employment with the Company or any of its subsidiaries; or

                   (iv) agree or otherwise commit to take any of the actions set forth in the foregoing clauses (i) through (iii).

              (c) In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the Purchasers, with respect to a breach by the Company, and the Company, with respect to a breach by the Purchasers, may proceed to protect and enforce his or its rights either by suit in equity or by action at law or by both, including but not limited to an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement.



         7.       PLACEMENT AGENT FEES AND EXPENSES.

         The Company and Purchaser acknowledge and agree that Mercer Capital Ltd., the placement agent for the Notes shall receive, at each closing, a placement agent's fee of ten (10%) percent and a non-accountable expense allowance of one (3%) percent of the purchase price for each Note and 15% of the dollar amount raised in common stock (post reverse split) ("the Placement Stock") and a 3 year warrant to purchase common shares (post reverse split) up to 15% of the amount raised at $.85 per share (the "Placement Warrants").

         The Placement Stock and Warrants will have piggy-back registration rights.
         The Company and Purchaser each represent that except as set forth in this Section 7.1, they will not be obligated for any finders' fee or commission in connection with this transaction.

         Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, partners, employees, or representatives is responsible.

         Except as set forth in this Section 7.1, the Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         8.       MISCELLANEOUS

              8.1 ENTIRE AGREEMENT; EFFECTIVENESS. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               8.2 CHOICE OF LAW, VENUE, ARBITRATION, WAIVER OF JURY TRIAL.

                  (a) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

         (b) The Company and the Purchaser hereby mutually waive trial by jury

                  IN THAT CONNECTION, EACH OF THE PARTIES WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.


         (c) The Parties hereto irrevocably agree and consent that all disputes concerning this Agreement or any claim or issue of any nature whatsoever (whether brought by the Parties hereto) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in New York, New York, which arbitration will proceed in accordance with the rules of the American Arbitration Association (or any successor organization thereto) then in force for resolution of commercial disputes.

         (d) The Parties hereby mutually waive trial by jury and consent to the exclusive jurisdiction of and the venue in the forum of the American Arbitration Association (or any successor organization thereto) then in force for resolution of commercial disputes in New York, New York, and, in addition, they waive, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such forum.

         (e) The Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself, the decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction; and

                  (f) Each Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals); PROVIDED, HOWEVER, that in that any action, suit or proceeding is brought by the Purchase to collect on a Note[s], the Company shall pay all costs and expenses of collection, including, without limitation, the reasonable attorneys' fees, costs and disbursements of the Purchaser.

              8.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              8.4 HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              8.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, after three business days following deposit with the United States Post Office, postage prepaid, or after one business day if sent by confirmed telecopy, addressed:

         (a) If to the Company:

                   Green Mountain Capital Inc.
                   81 Greene Street. #3
                   New York, New York 10012

                   Attention: Shmuel Shneibalg
                   Facsimile:(212) 274-8102

or at such other address as the Company shall have furnished to the Purchasers in writing; and

         (b) If to any Purchaser, the address set forth on Schedule 1 attached hereto or at such other address as such Purchaser shall have furnished to the Company in writing.

              8.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              8.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Company or the Purchasers upon any breach, default or noncompliance of the Purchasers or the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Purchasers of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Purchasers' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, whether under this Agreement, by law, or otherwise afforded to the Company and the Purchasers, shall be cumulative and not alternative.

              8.8 AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Purchasers holding at least a majority of the principal amount of all Notes then outstanding.

         8.9 SURVIVAL OF COVENANTS AND AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All covenants and agreements contained herein or made in writing by the Company or the Purchasers in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Transaction Documents and the Closing until the respective Purchaser ceases to own any Notes. All warranties and representations contained herein shall survive for a period of two years after the Closing.

              8.10 FURTHER ASSURANCES. Prior to and after the Closing, at the request of the Purchasers, the Company will take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, as the Purchasers may reasonably deem necessary or desirable, all things necessary to consummate and make effective, in a practicable manner, the Closing and the other transactions contemplated by this Agreement and the Transaction Documents, including, without limitation, (a) the execution and delivery of any additional waivers, consents, confirmations, agreements, instruments or documents, or the taking of all actions, whether prior to or after the Closing, necessary to issue and sell the Notes to the Purchasers and (b) to otherwise carry out the purpose and intent of this Agreement and the Transaction Documents.

              8.11 ASSIGNMENTS. The Company may freely assign it rights and delegate it duties hereunder. Without the express prior written consent of the Company, which will not be unreasonably be withheld, a Purchaser may not assign his rights and delegate its duties hereunder.

         IN WITNESS WHEREOF, this Agreement has been executed by the Purchaser and by the Company on the respective dates set forth below

Principal Amount of Note Purchased: $_________
Individual Signature(s):

------------------------                   ------------------------------
Date                                                Signature of Purchaser

------------------------                   ------------------------------
Social Security No.                                 Printed Name


------------------------          --------------------------
Telephone No.                                       Street

                                                    --------------------------
                                                    City                  State
                                                                             Zip

------------------------          --------------------------
Date                                                Signature of Co-Purchaser


Social Security No.                                 Printed Name


------------------------          --------------------------
Telephone No.                                       Street

                                                    --------------------------
                                                    City                  State
                                                                             Zip


Subscription Accepted by:

GREEN MOUNTAIN CAPITAL, INC.


By:___________________________              Date:_______________________
    Shmuel Shneibalg, President

                  IN WITNESS WHEREOF, this Agreement has been executed by the Purchaser and by the Company on the respective dates set forth below.

Principal Amount of Note Purchased: $_______________



                                   For Corporations, Trusts and Partnerships:

----------------------             ---------------------------------
Tax Identification No.             Printed Name

-------------------                ----------------------------------
Date                               Signature of Authorized Signatory

---------------------              -----------------------------------
Telephone                          Street

                                   -----------------------------------
                                   City                          State       Zip




Subscription Accepted by:

GREEN MOUNTAIN CAPITAL, INC.


By:___________________________                      Date:___________
     Shmuel Shneibalg.

                SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE,
                    PARTNERSHIP, TRUST, AND JOINT PURCHASERS


                   If the Purchaser is a corporation, partnership, trust, or other entity or joint purchaser, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

                   I. Certificate. The Purchaser must date and sign the Certificate below, and, if requested by the Company, the Purchaser may also be required to provide an opinion of counsel to the same effect as this Certificate or a copy of (a) the corporation's articles of incorporation, bylaws and authorizing resolution, (b) the partnership agreement, or (c) the trust agreement, as applicable.

                   II. Subscription Agreement

                            A.  Corporations.   An  authorized  officer  of  the
corporation must date, sign, and
complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

                            B.  Partnerships.  An authorized  partner must date,
sign, and complete the Subscription
Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

                            C. Trusts.  In the case of a trust,  the  authorized
trustee should date, sign, and
complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

D. Joint Ownership. In all cases, each individual must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Shares as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement Signature Page

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                           TRUST, AND JOINT PURCHASERS

                   If the Purchaser is a corporation, partnership, trust, joint purchaser, or other entity, an authorized officer, partner, or trustee must complete, date, and sign this Certificate.


                                   CERTIFICATE

I hereby certify that:

                   a. The Purchaser has been duly formed and is validly existing and has full power and authority to invest in GREEN MOUNTAIN CAPITAL, INC.

                   b. The Subscription Agreement has been duly and validly authorized, executed, and delivered by the Purchaser and, upon acceptance by GREEN MOUNTAIN CAPITAL, INC.. will constitute the valid, binding, and enforceable obligation of the Purchaser.



Dated: _______       ______________________________________
                Name of corporation, partnership, trust or joint purchases (please print)

                         --------------------------------------------
                Signature and title of authorized officer, partner, trustee, or joint purchaser

                                                       SCHEDULE I

Name and Address                      Principal Amount
of Purchaser     of Note Acquired            Purchase Price        Maturity Date



1.





2.





3.




4.




5.




6.


7.

                                    EXHIBIT A

                        FORM OF CORPORATE PROMISSORY NOTE

$ __________. 00                               New York, New York
                                                        September ______ 2005

PROMISE TO PAY

         For Value Received, on or before on or before January 15 _____, 2006 (the "Maturity Date"), Green Mountain Capital, Inc. (the "Maker"), promises to pay to the order of ___________________________________________________ [the
"Purchaser"], the principal sum of $ __________. 00, together with interest at the rate of 8 % per annum on any then outstanding unpaid principal balance.

NOTE IS SUBJECT TO ANOTHER AGREEMENT

         Unless expressly stated otherwise, this Note is subject to that Promissory Bridge Note Purchase Agreement of even date by and between the Maker and the Purchaser (the "Bridge Loan Agreement").

EVENTS OF DEFAULT

         If one or more of the following described event ("Events of Default") shall occur and continue for 30 days, unless a different time frame is noted below:

                  (a) the Maker shall default in the payment of principal or interest on this Note; or

                  (b) any of the representations or warranties made by the Maker herein, in the Bridge Loan Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Maker in connection with the execution and delivery of this Note or the Bridge Loan Agreement shall be false or misleading in any material respect at the time made or the Maker shall violate any covenants in the Bridge Loan Agreement; or

                  (c) the Maker shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Maker under this Note, or the Bridge Loan Agreement and such failure shall continue uncured for a period of thirty (30) days after notice from the Purchaser of such failure; or

                  (d) the Maker shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (v) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

                  (e) a trustee, liquidator or receiver shall be appointed for the Maker or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

                  (f) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Maker; or

                  (g) any money judgment, writ or warrant of attachment, or similar process, in excess of $150,000.00 Dollars in the aggregate shall be entered or filed against the Maker or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days, then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Purchaser (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Purchaser and in the Purchaser's sole discretion, the Purchaser may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Purchaser may immediately, and without expiration of any period of grace, enforce any and all of the Purchaser's rights and remedies provided herein or any other rights or remedies afforded by law.

         In the event of any default under this Note, any then outstanding unpaid principal balance shall bear interest at the rate of 12 % PER ANNUM.

PREPAYMENT - IN CASH ONLY

         Prepayment may be made at anytime in whole or in part without penalty only in lawful currency of the United States of America. Each such payment shall be credited first to accrued and unpaid interest, and the remainder to the principal amount then outstanding.

MISCELLANEOUS

         In case any provision of this Note is held by a tribunal of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

         The Maker waives presentment, protest and notice of dishonor. No failure or delay by the Purchaser in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. The Purchaser may extend the time of payment of this Note, postpone the enforcement hereof, grant any other indulgences without affecting or diminishing the Purchaser's right of recourse against the Maker, which right is hereby expressly reserved.

         The Maker agrees to pay all costs and expenses of collection, including, without limitation, the reasonable attorneys' fees, costs and disbursements of the Purchaser hereof, in the event that any action, suit or proceeding is brought by the Purchaser hereof to collect on this Note.



                                   THE MAKER:

                                                   Green Mountain Capital, Inc.


                                       By:--------------------------------------
                                   Shmuel Shneibalg, as Chief Executive Officer,
                                        and not personally.

ADDENDUM:


            PRO FORMA CAPITALIZATION OF GREEN MOUNTAIN CAPITAL, INC.

CURRENT CAPITALIZATION 9/26/2005:

                  Common Stock              899,088,276
                  Preferred Series A                     2,500,000
                  Preferred Series B                     3,000,000


ADJUSTMENTS TO CAPITALIZATION:

                  1 for 1000 Reverse Split (1)             899,089
                  Exchange Preferred for
                           Common Stock (2)    5,900,000

TRANSACTION WITH A TELECOMMUNICATIONS COMPANY ("TELCO"):

                  Existing Management of ITPLC       22,200,000
                  New Management of GMCI               3,000,000
                  Bridge Loan                                      600,000
                  Mercer Offering $3,000,000
                           estimated @ $.75            4,000,000
                  Mercer Capital Fees                              800,000
                  Appleby Partners & Co                5,900,000
                  Consulting Fees                         500,000
                                                          -------
                           Total Shares Outstanding (3)       37,000,000

                  Warrants
                           Management @$1.00           3,199,999
                           Mercer Capital @$.85                    600,000
                           Appleby Partners @$1.00     2,133,334
                           Total Warrants Outstanding  5,933,333




(1) Reverse  stock split as outlined in the 14 C filed and approved  March 2005.
(2) Appleby Partners & Co owns the A & C Preferred Stock Series.
(3) Total shares outstanding post reverse stock split; preferred stock exchange; acquisition of ITPLC; new management shares; bridge loan shares; offering shares and Mercer Capital fees.